UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2019
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On June 12, 2019, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) appointed Stephen Hope, the Company’s current Vice President, Corporate Controller, as Principal Accounting Officer. Mr. Hope will replace R. Scott Herren as the Company’s Principal Accounting Officer. Mr. Herren will continue to serve as the Company’s Senior Vice President, Chief Financial Officer and Principal Financial Officer. Mr. Hope’s appointment was effective June 12, 2019.
Mr. Hope, 52, has served as Vice President, Corporate Controller of the Company since September 2018. Previously, Mr. Hope served as Senior Director, Assistant Corporate Controller from October 2015 to September 2018 and as Senior Director, Worldwide Revenue Operations from April 2013 to October 2015.

Mr. Hope has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Hope is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hope will continue working under his existing compensation arrangement. Mr. Hope has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as Principal Accounting Officer. Mr. Hope will not receive any grant or award as a result of his appointment.

Committee Composition

Effective following the Company’s Annual Meeting of Stockholders held on June 12, 2019 (the “Annual Meeting”), the composition of the Board’s Audit Committee, Compensation and Human Resources Committee, and Corporate Governance and Nominating Committee are as follows:

	Audit Committee	Compensation and Human Resources Committee	Corporate Governance and Nominating Committee
Karen Blasing	X
Reid French		X
Blake Irving		X
Mary T. McDowell		Chair
Stephen Milligan	X
Lorrie M. Norrington			Chair
Betsy Rafael	Chair
Stacy J. Smith			X

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following nine individuals to the Board. Each director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non-Votes*
Andrew Anagnost	188,407,148	741,292	72,889	13,726,317
Karen Blasing	188,399,855	743,714	77,760	13,726,317
Reid French	187,931,027	1,211,328	78,974	13,726,317
Blake Irving	188,671,238	470,931	79,160	13,726,317
Mary T. McDowell	187,819,071	1,325,812	76,446	13,726,317
Stephen Milligan	146,241,276	42,900,945	79,108	13,726,317
Lorrie M. Norrington	186,918,057	2,226,284	76,988	13,726,317
Betsy Rafael	187,409,089	1,735,600	76,640	13,726,317
Stacy J. Smith	187,568,349	1,575,690	77,290	13,726,317
___________________
*    Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes*
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020.	197,019,682	5,860,864	67,100	N/A
Proposal to approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	180,796,534	8,325,178	99,617	13,726,317
___________________
*    Broker non-votes do not affect the outcome of the election.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer and Secretary
Date: June 13, 2019